Exhibit 99.1

RTI Surgical® Announces Third Quarter 2018 Results

Strong Growth in Spine and OEM Franchises Drives Performance

Third Quarter 2018 Highlights:

•	Revenue increased 4% to $69.1 million

•	Net income of $2.9 million, inclusive of $0.9 million of net non-recurring income

•	Adjusted EBITDA of $9.1 million, or 13% of revenue

•	Company narrows fiscal 2018 outlook ranges

ALACHUA, Fla., November 1, 2018 – RTI Surgical, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the third quarter of 2018.

“The strength of our third quarter results underscores the substantial ongoing progress we are making across our strategic transformation and the growing momentum throughout the company,” stated Camille Farhat, President and CEO. “Our spine franchise produced excellent results aided by growth in recently introduced products, and our OEM franchise continued its strong performance. Our operational excellence initiatives are taking hold throughout the organization, helping to further reduce costs and instill a culture of continuous improvement. Overall, with our seventh consecutive quarter of meeting or exceeding our commitments, our team is executing effectively on many fronts and we have increased our focus on accelerating growth with investments in both organic and inorganic activities.”

Third Quarter 2018

RTI’s worldwide revenues for the third quarter of 2018 were $69.1 million, compared with $66.7 million during the same period in the prior year. Excluding a $1.3 million reduction from the sale of substantially all the assets of the Cardiothoracic Closure business completed in August 2017, total revenues increased $3.7 million, or 5.7%, driven by strong performance in both the spine and OEM franchises. Gross profit for the third quarter of 2018 was $37.7 million, or 54.5% of revenues, a significant increase compared to $33.5 million, or 50.3% of revenues, in the third quarter of 2017.

During the third quarter of 2018, RTI incurred non-recurring pre-tax charges to support the ongoing strategic transformation of the business. The company incurred $1.9 million of acquisition and integration costs related to investment in our objective of accelerating growth through the ongoing pursuit of M&A activity. The company incurred $0.8 million of severance and restructuring charges to complete the rationalization of the international infrastructure and transition distribution to a third-party logistics partner. Finally, the company recognized a $3.0 million gain from a cash contingency consideration related to the release of escrow funds held at the close of the Cardiothoracic Closure sale. During the third quarter of 2017, the company incurred $2.8 million of non-recurring charges primarily to support executive leadership transitions.

During the third quarter of 2017, RTI completed the sale of substantially all the assets related to its Cardiovascular Closure business for total consideration of $54 million, plus an additional $6 million in contingent cash consideration. In conjunction with the sale of the Cardiovascular Closure business, the company recognized a gain of $34.1 million, or $18.2 million after-tax.

Net income applicable to common shares was $2.9 million, or $0.04 per fully diluted common share in the third quarter of 2018, compared to net income applicable to common shares of $16.5 million, or $0.23 per fully diluted common share in the third quarter of 2017. As outlined in the reconciliation tables that follow, excluding the impact of the various non-recurring charges, Adjusted Net Income applicable to common shares was $2.0 million, or $0.03 per fully diluted common share in the third quarter of 2018.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the third quarter of 2018 was $9.1 million, or 13% of revenues, compared with $8.1 million, or 12% of revenues for the third quarter of 2017. The increase in Adjusted EBITDA is driven by gross margin expansion associated with the efforts to reduce complexity and increase operational excellence initiated during 2017, partially offset by increased operating expenses focused on accelerating growth, such as planned increases to research and development spending.

Fiscal 2018 Outlook

Farhat concluded, “We firmly believe our strategic transformation is well underway. Our teams are aligned with common purpose and intense focus on achieving our considerable potential. Given the ongoing success of our efforts to reduce complexity and drive operational excellence, we are focused on accelerating growth by further developing our R&D capabilities, pursuing M&A activities, and ensuring we continue to deliver on our commitments.”

Based on our recent financial results and current business outlook, the Company is narrowing its financial guidance for fiscal 2018, originally issued on January 5, 2018:

•	The Company now expects full year revenues in the range of approximately $280 million.

•	The Company now expects full year Adjusted EBITDA to be in the range of $32 million to $35 million.

The Company noted the following assumptions are included in its guidance:

•	Relatively stable market conditions and regulatory environment;

•	Continued positive revenue contribution from the acquisition of Zyga Technology – announced January 4, 2018;

•	Ongoing positive impact of efforts to reduce complexity and implement operational excellence; and

•	The successful ongoing transition of map3 to ViBone, or an alternative RTI orthobiologic product, during November and December 2018.

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International). The webcast can be accessed through the investor section of RTI’s website at www.rtix.com/investors. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in more than 40 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements made in this communication about our positive operational and financial performance, the continued contribution of the OEM franchise to RTI’s growth, the impact of operational priorities on costs and their impact on RTI’s financial performance, RTI’s ability to meet its commitments, the implementation of RTI’s strategic initiatives, the reduction in complexity of RTI’s operations, RTI’s ability to maintain partnerships in the organ procurement community, RTI’s ability to expand the number of patients it is able to serve, the integration of Zyga’s operations, anticipated financial results, growth rates, new product introductions, and future operational improvements. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI’s ability to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI, general economic conditions, as well as those within RTI’s industry, RTI’s ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

MEDIA CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

INVESTOR CONTACT:

Nathan Elwell

nelwell@lincolnchurchilladvisors.com

+1 847 530 0249

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$69,064	$66,688	$209,639	$208,747
Costs of processing and distribution	31,409	33,177	108,262	102,494

Gross profit	37,655	33,511	101,377	106,253

Expenses:
Marketing, general and administrative	29,671	27,678	87,326	86,845
Research and development	3,606	2,801	10,297	10,229
Severance and restructuring costs	824	2,820	1,708	10,623
Asset impairment and abandonments	104	—	4,748	—
Acquisition and integration expenses	1,941	—	2,741	—
Cardiothoracic closure business divestiture contingency consideration	(3,000)	—	(3,000)	—
Gain on cardiothoracic closure business divestiture	—	(34,090)	—	(34,090)

Total operating expenses	33,146	(791)	103,820	73,607

Operating income (loss)	4,509	34,302	(2,443)	32,646

Total other expense - net	(598)	(681)	(2,524)	(2,470)

Income (loss) before income tax (provision) benefit	3,911	33,621	(4,967)	30,176
Income tax (provision) benefit	(807)	(16,135)	1,646	(16,251)

Net income (loss)	3,104	17,486	(3,321)	13,925

Convertible preferred dividend	(173)	(938)	(2,120)	(2,772)

Net income (loss) applicable to common shares	$2,931	$16,548	$(5,441)	$11,153

Net income (loss) per common share - basic	$0.05	$0.28	$(0.09)	$0.19

Net income (loss) per common share - diluted	$0.04	$0.23	$(0.09)	$0.19

Weighted average shares outstanding - basic	63,495,952	59,704,533	63,517,958	59,045,372

Weighted average shares outstanding - diluted	79,284,315	75,188,161	63,517,958	59,954,964

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Net income (loss) applicable to common shares	$2,931	$16,548	$(5,441)	$11,153
Interest expense, net	597	741	2,192	2,475
Provision (benefit) for income taxes	807	16,135	(1,646)	16,251
Depreciation	2,577	2,623	7,824	7,947
Amortization of intangible assets	1,149	952	2,970	2,757

EBITDA	8,061	36,999	5,899	40,583
Reconciling items impacting EBITDA
Preferred dividend	173	938	2,120	2,772
Non-cash stock based compensation	1,080	2,305	3,650	4,113
Foreign exchange loss (gain)	1	(60)	23	(5)
Other reconciling items *
Inventory write-off	—	—	7,582	—
Inventory purchase price adjustment	—	—	456	—
Severance and restructuring costs	824	2,000	1,708	9,470
Loss on extinguishment of debt	—	—	309	—
Asset impairment and abandonments	—	—	4,515	—
Acquisition and integration expenses	1,941	—	2,741	—
Cardiothoracic closure business divestiture contingency consideration	(3,000)	—	(3,000)	—
Gain on cardiothoracic closure business divestiture	—	(34,090)	—	(34,090)

Adjusted EBITDA	$9,080	$8,092	$26,003	$22,843

Adjusted EBITDA as a percent of revenues	13%	12%	12%	11%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income (Loss) Applicable to Common Shares and Adjusted Net Income (Loss) Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	September 30, 2018		September 30, 2017
	Net		Net
	Income (Loss)	Amount	Income (Loss)	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$2,931	$0.04	$16,548	$0.23
Severance and restructuring costs	824	0.01	2,820	0.04
Acquisition and integration expenses	1,941	0.02	—	—
Cardiothoracic closure business divestiture contingency consideration	(3,000)	(0.04)	—	—
Gain on cardiothoracic closure business divestiture	—	—	(34,090)	(0.45)
Tax effect on new tax legislation	(650)	(0.01)	—	—
Tax effect on adjustments	—	—	15,159	0.20

Adjusted *	$2,046	$0.03	$437	$0.01

	Nine Months Ended
	September 30, 2018		September 30, 2017
	Net		Net
	Income (Loss)	Amount	Income (Loss)	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$(5,441)	$(0.09)	$11,153	$0.19
Severance and restructuring costs	1,708	0.03	10,623	0.18
Asset impairment and abandonments	4,515	0.07	—	—
Inventory purchase price adjustment	456	0.01	—	—
Loss on extinguishment of debt	309	0.00	—	—
Inventory write-off	7,582	0.12	—	—
Acquisition and integration expenses	2,741	0.04	—	—
Cardiothoracic closure business divestiture contingency consideration	(3,000)	(0.05)	—	—
Gain on cardiothoracic closure business divestiture	—	—	(34,090)	(0.57)
Tax effect on new tax legislation	(650)	(0.01)	—	—
Tax effect on adjustments	(3,654)	(0.06)	13,855	0.23

Adjusted *	$4,566	$0.07	$1,541	$0.03

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares, Adjusted Net Income per Common Share – Diluted and Adjusted Gross Profit. The calculation of the tax effect on the adjustments between GAAP net income (loss) applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net income (loss) applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three and nine months ended September 30, 2018 and 2017 as well as the reason for excluding the individual items:

Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our international operating infrastructure, specifically our distribution model. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Asset impairment and abandonments – These costs represent an asset impairment and abandonments related to lower distributions of our map3® implant. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Acquisition and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Zyga and certain other business development activities. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory write-off – These costs relate to an inventory write-off due to the rationalization of our international distribution infrastructure and an inventory write-off related to lower distributions of our map3® implant. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Zyga inventory that was sold during the nine months ended September 30, 2018. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Loss on extinguishment of debt – These costs relate to refinancing our debt. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Gain on cardiothoracic closure business divestiture – This adjustment represents the gain relating to the sale of substantially all of the assets of our CT Business to A&E. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Cardiothoracic closure business divestiture contingency consideration – This adjustment represents the remaining cash contingency consideration received from the sale of substantially all of the assets of our CT Business to A&E. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Tax effect on new tax legislation – This adjustment represents charges relating to the Tax Cuts and Jobs Act tax legislation which was enacted on December 22, 2017. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares, Adjusted Net Income per Common Share – Diluted, and Adjusted Gross Profit should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares, Adjusted Net Income per Common Share – Diluted and Adjusted Gross Profit in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Revenues:
Spine	$20,741	$18,131	$58,938	$57,888
Sports	12,271	12,723	39,896	41,852
OEM	30,092	28,779	91,382	81,904
International	5,960	5,715	19,423	18,939
Cardiothoracic	—	1,340	—	8,164

Total revenues	$69,064	$66,688	$209,639	$208,747

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2018	December 31, 2017
Assets
Cash	$10,022	$22,381
Accounts receivable - net	44,141	35,081
Inventories - net	103,891	111,927
Prepaid and other assets	8,613	16,285

Total current assets	166,667	185,674

Property, plant and equipment - net	77,344	79,564
Goodwill	62,864	46,242
Other assets - net	43,222	34,426

Total assets	$350,097	$345,906

Liabilities and Stockholders’ Equity
Accounts payable	$19,282	$18,252
Accrued expenses and other current liabilities	27,111	30,478
Current portion of long-term obligations	—	4,268

Total current liabilities	46,393	52,998

Deferred revenue	1,968	3,741
Long-term liabilities	54,780	43,507

Total liabilities	103,141	100,246

Preferred stock	66,180	63,923

Stockholders’ equity:
Common stock and additional paid-in capital	427,271	425,132
Accumulated other comprehensive loss	(6,980)	(6,329)
Accumulated deficit	(239,515)	(237,066)

Total stockholders’ equity	180,776	181,737

Total liabilities and stockholders’ equity	$350,097	$345,906

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$3,104	$17,486	$(3,321)	$13,925
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,726	3,575	10,794	10,704
Stock-based compensation	1,080	2,203	3,650	4,011
Amortization of deferred revenue	(1,217)	(1,141)	(3,652)	(3,601)
Other items to reconcile to net cash (used in) provided by operating activities	(5,064)	(35,594)	3,536	(27,897)

Net cash provided by (used in) operating activities	1,629	(13,471)	11,007	(2,858)

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,250)	(3,198)	(7,106)	(10,358)
Patent and acquired intangible asset costs	(2,070)	(279)	(2,798)	(2,124)
Acquisition of Zyga Technology	—	—	(21,000)	—
Cardiothoracic closure business divestiture	3,000	51,000	3,000	51,000

Net cash (used in) provided by investing activities	(2,320)	47,523	(27,904)	38,518

Cash flows from financing activities:
Proceeds from long-term obligations	—	2,000	74,425	6,000
Payments on long-term obligations	(4,421)	(32,000)	(71,171)	(39,375)
Other financing activities	896	(18)	1,299	1,415

Net cash (used in) provided by financing activities	(3,525)	(30,018)	4,553	(31,960)

Effect of exchange rate changes on cash and cash equivalents	(8)	35	(15)	195

Net increase (decrease) in cash and cash equivalents	(4,224)	4,069	(12,359)	3,895
Cash and cash equivalents, beginning of period	14,246	13,675	22,381	13,849

Cash and cash equivalents, end of period	$10,022	$17,744	$10,022	$17,744